BRIDGING SERVICES AGREEMENT
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This Bridging Services Agreement (the "Agreement") is made as of this 1st day of
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April,  2000,  (the  "Effective  Date") by and between Ralston Purina Company, a
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Missouri  Corporation  ("Ralston"),  and  Energizer  Holdings, Inc., a  Missouri
corporation  ("Energizer").

     WHEREAS, the parties have entered into an Agreement and Plan of Reorganization ("Plan of Reorganization") dated as of April 1, 2000;

     WHEREAS, Ralston and Eveready Battery Company, Inc., a Delaware corporation ("Eveready") have executed a lease agreement beginning as of April 1, 2000 pursuant to which Eveready will lease certain office space from Ralston (the "Lease");

     WHEREAS, pursuant to the Plan of Reorganization, the parties have agreed that Ralston and Energizer desire to provide each other and their respective affiliates with certain services as more fully described on Schedules 1 through
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31,  (and  any  exhibits attached thereto), all of which are attached hereto and incorporated herein by reference, (collectively, the "Services"), on an interim basis after April 1, 2000;

     WHEREAS, Ralston and Energizer desire to enter into this Agreement to confirm the terms and conditions pursuant to which each party will provide to the other party, for a limited time from and after the Effective Date, the Services.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Services.  Subject  to  the  terms  of this Agreement, from and after the
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Effective  Date,  the  party  providing the particular Services (the "Provider")
shall make such Services available to the party receiving such Services (the "Recipient") in accordance with the practices in effect as of the Effective Date or as specifically set forth in the Schedules.

2.     Price  for  Services.   In  consideration for the Services, the Recipient
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shall  pay  to the Provider the fee or other charge set forth opposite each such
Service on the applicable Schedule and each Service provided will be separately invoiced to Recipient in accordance with the billing provisions set forth in the Schedule with respect to such Service. Unless otherwise provided for in the applicable Schedule, the basis for price determinations will be cost to the Provider plus 10%, plus any travel or other out of pocket expenses. Cost shall be determined by the Provider in a reasonable manner, which absent manifest error or inaccuracy shall be binding on the parties. Upon written request by Recipient, Provider will furnish such written documentation as it shall reasonably determine is necessary to support its cost determination. Unless otherwise provided for in the applicable Schedule, the price for Services shall be subject to adjustment effective October 1, 2000, and annually thereafter, to accommodate annual fiscal year increases in the cost to Provider in providing the Services. Prices for Services shall also be subject to adjustment upon thirty (30) days prior written notice from Provider to Recipient, if such adjustment is the result of an actual cost adjustment by a third party provider or outside vendor to Provider.

3.     Limitations.  The  following  limitations on responsibility and liability
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shall  apply  to  both  Providers in connection with their provision of Services hereunder:

(a) Neither Provider shall be obligated to (i) hire any additional personnel; (ii) maintain the employment of any person; (iii) purchase, lease, license or otherwise obtain any equipment, facilities, software, or other items; or (iv) pay any extraordinary cost or suffer any extraordinary expense in transferring, converting, preserving, storing or maintaining any records, information or data belonging to either Recipient. Upon termination of this Agreement or any applicable Schedule, each Recipient shall promptly return to each Provider any equipment or other property owned, leased or licensed by or to such Provider which is in the Recipient's possession, custody or control.

(b) Neither Provider shall be liable to either Recipient for any liabilities, claims, losses, demands, obligations, costs, expenses, proceedings, taxes, levies, imposts, duties, deficiencies, assessments, charges, damages or judgments of any kind, name, nature or description, including without limitation attorney's fees and expenses (collectively, "Liabilities"), unless such Liabilities arise solely and directly from the willful misconduct of the Provider. In such event, the liability of the Provider shall be limited to the lesser of (i) the Provider's correction of the defect in the Service provided; or (ii) the return of a pro-rata portion of the fee charged for the Service that is attributable to the defect in the Service provided.

(c) The provision of any Service hereunder by either Provider shall be deemed an unqualified acceptance of such Service by the Recipient, and no claim relating to any defect in Service provided (which shall, in all cases, be limited by the terms of Section 3(b) hereof) shall be made against the Provider of the Service more than thirty (30) days after such Service is rendered. All such claims shall be in writing, stating in reasonable detail the defect in Service claimed.

(d) Neither Provider shall be liable to any affiliate, contractor, agent or employee of either Recipient, or to any third party whatsoever, for any Liabilities arising from or relating to the Provider's performance of this Agreement.

(e) Neither Provider shall in any event be liable to either Recipient, or to any of such Recipient's affiliates, contractors, agents or employees, or to any third party whatsoever, for any special, indirect, incidental, consequential or punitive damages alleged to arise out of or relate to the performance of this Agreement.

(f) Neither Provider shall be liable to either Recipient to the extent that Services provided under a Schedule are terminated, in whole or in part, earlier than the stated duration if the basis for providing such Services requires the consent or cooperation of a third party, and such third party refuses to give such consent or cooperation. In such case, Provider shall be immediately relieved of any obligation to provide those Services to the Recipient, and Recipient shall be relieved of any obligation to pay for any Services not yet performed.

4.     Indemnification.  Each  Recipient of Services hereunder agrees and hereby
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does  indemnify  and  hold harmless each Provider of Services hereunder from and against any and all Liabilities (as defined in Section 3 (b) hereof) arising out of or relating to the performance of this Agreement, including any Liabilities alleged to result solely from the negligence of the Provider, and saving only such Liabilities as may arise solely and directly from the willful misconduct of the Provider.

5.     Additional  Services.  If  a  party  to this Agreement wants the other to
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provide  any service other than the Services provided for in the Schedules, such party shall notify the other in writing, and within thirty (30) days following the giving of such notice, such other party shall decide, in its sole discretion, whether to provide such additional service. If such other party agrees to be a Provider with respect to such additional service, the Recipient and Provider shall mutually agree on the fee for such service and shall set forth the terms of their agreement with respect to the additional service in a separate schedule that shall be incorporated herein. The provision by Provider of any such additional services shall be considered "Services" hereunder and subject to all other provisions of this Agreement, as if those additional services had originally been part of the Schedules to this Agreement.

6.     Confidentiality.    The  parties  will use their best efforts to restrict
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any  information (including, but not limited to, confidential information) which is exchanged between the parties under this Agreement to those employees or agents who are required to know or utilize such information in order to provide the Services hereunder. Any and all information which is not generally known to the public and which is exchanged between the parties in connection with this Agreement, and which consists of employee information (including payroll records, benefits information, and personnel files), business or marketing plans, forecasts, financial records, financing information, capital and operating budgeting information, tax return preparation information, plus any other information that is identified in writing as "CONFIDENTIAL" by either party within ten (10) days of disclosure thereof, whether of a technical or business nature, shall be considered to be confidential. The parties agree that confidential information shall not be disclosed to any third party or parties without the prior written consent of the other party. In the event that either party shall receive a subpoena, order or official request for the disclosure of the other's confidential information, it shall promptly (and if possible, no later than seven (7) days prior to the return date) advise the other party of such subpoena, order or request, in order to enable such other party to seek relief or appropriate protection from such subpoena, order or official request. Each party shall take reasonable measures to protect against nondisclosure of confidential information by its officers, employees and agents. Confidential information shall not include any information (i) which is or becomes part of the public domain; (ii) which is obtained from third parties who are not bound by confidentiality obligations; (iii) which is required to be disclosed by law, regulation, legal process or the rules of any state or federal regulatory agency or the New York Stock Exchange; or (iv) which was independently developed by or
for the receiving party.   All confidentiality provisions shall expire two years
from April 1, 2000 or the date of disclosure of the confidential information, whichever is later, unless otherwise specifically agreed to in writing or provided by law.

7.     Legal Advice.  The parties acknowledge that none of the Services provided
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hereunder  shall  constitute  legal  advice  or the rendering of legal services.
Each party shall rely solely on its own legal counsel for any legal advice or legal services.

8.     Assignment.  Notwithstanding  anything to the contrary in this Agreement,
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this  Agreement  shall  not  be  assignable by either party hereto, to any other person, firm or entity without the prior written consent of the other party in its sole and absolute discretion; provided, however, that the Agreement in its entirety, or any portion of the rights and obligations established hereunder, may be assigned by either party hereto to one of its directly or indirectly wholly owned subsidiaries without the prior written consent of the other party. Except as expressly provided herein, nothing herein shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.

9.     Waiver,  Amendment or Modification.  No waiver, amendment or modification
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of  this  Agreement  shall  be valid unless in writing and duly executed by both parties  to  this  Agreement.

10.     Entire  Agreement.  This  Agreement, and the Schedules hereto (including
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any  exhibits),  constitutes  the entire agreement of the parties concerning the subject matter hereof and supersedes all previous agreements between the parties, whether written or oral, with respect to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Exhibit to a Schedule, the provisions of such Exhibit shall prevail.

11.     Governing  Law, Language  and  Currency.  Despite  any different result
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required by any conflicts of law provisions, this Agreement shall be governed by the laws of the State of Missouri, United States of America. This Agreement is originally drafted in the English language. Should it be translated into any other language, the English version shall govern any interpretation thereof. The price for Services in each Schedule shall be in U.S. dollars unless otherwise indicated.

12.     Notices.  All  notices,  requests,  demands,  waivers  and  other
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communications  (hereinafter  "Notices")  required  or  permitted  to  be  given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) at the time of delivery, if delivered by hand; (ii) on the date of transmission, if sent by facsimile, telegram or other standard form of telecommunications; or (iii) three (3) business days after mailing, if mailed registered or certified first-class mail, postage prepaid, return receipt requested. Notices shall be delivered or sent, as the case may be, to the following addresses or to such other addresses as the parties may hereinafter designate by like notice similarly provided:

If  to  Energizer:     Energizer  Holdings,  Inc.
                       Checkerboard  Square
                       St.  Louis,  MO  63164
                       Attn:  General  Counsel

If  to  Ralston:       Ralston  Purina  Company
                       Checkerboard  Square
                       St.  Louis,  MO  63164
                       Attn:  General  Counsel

13.     Force  Majeure.  Anything  else  in  this Agreement notwithstanding, the
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Provider  shall  be  excused from providing Services hereunder while, and to the extent that, its performance is prevented by fire, drought, explosion, flood, invasion, rebellion, earthquake, civil commotion, strike or labor disturbance, governmental or military authority, act of God, mechanical failure or any other event or casualty beyond the reasonable control of the Provider, whether similar or dissimilar to those enumerated in this paragraph (hereinafter a "Casualty"). In the event of a Casualty, the Recipient shall be responsible at its own cost for making its own alternative arrangements with respect to the interrupted Services.

14.     Independent  Contractor.  The  relationship  of  Provider  and Recipient
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which is created hereunder is that of an independent contractor.  This Agreement is not intended to create and shall not be construed as creating between Energizer and Ralston the relationship of affiliate, principal and agent, joint venture, partnership, or any other similar relationship, the existence of which is hereby expressly denied. Notwithstanding the foregoing, nothing in the Schedules attached hereto shall cause any employee of the Provider to become a leased employee or an independent contractor of the Recipient.

15.     Billing  and  Payment.  Unless  otherwise  provided  in  the  applicable
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Schedule,  the  Provider  shall  bill  the  Recipient on a monthly basis for the amounts due to the Provider for Services provided pursuant to the terms of this Agreement. All such bills shall contain reasonable detail and shall be due thirty (30) days after receipt unless any Schedules hereto provide for a different payment period in which case such different payment period shall apply to the applicable Services. The failure of the Recipient to pay any bill on time shall result in the Recipient owing the Provider an additional handling charge equal to one percent (1%) per month of the amount due from the date due to the payment date.

16.     Duration  of  Services.  It is intended that the Services be provided by
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each  party  hereto as a temporary accommodation to the other.  Each party shall arrange for the relevant Services to be provided by its own employees or by third-party providers as soon as is practicable, even if such arrangements result in greater cost to it than it would incur if the Services were provided by the other party. In no event, however, shall either party be obligated to provide any Services after March 31, 2001. Notwithstanding the foregoing, if any Schedules hereto provide for the provision of Services for a longer period, such longer period shall govern the provision of such Services. If provided for in the Schedules, either party may give the other party written notice of its intent to terminate any one or more of the Services prior to the stated termination of the Services.

17.     Termination.    This Agreement shall remain in full force and effect for
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as  long  as  any Services are being provided pursuant to the Schedules attached hereto. If any person who is not at the effective date of this Agreement an affiliate of either party should acquire (by any means, including without limitation by operation of law) a voting or equity interest of twenty percent (20%) or more in such party, then the other party may terminate this Agreement (without penalty and without further cause) upon thirty (30) days written notice to such party.

18.     Waiver.  The  failure of either party at any time or times to enforce or
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require  performance of any provision hereof shall in no way operate as a waiver or affect the right of such party at a later time to enforce the same. No waiver by either party of the breach of any provision contained in this Agreement shall be construed as a waiver of any subsequent breach of any provision.

19.     Severability.  If  any  provision  of  this Agreement shall hereafter be
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held  to  be  invalid  or  unenforceable for any reason, that provision shall be reformed to the maximum extent permitted to preserve the parties' original intent, failing which it shall be severed from this Agreement with the balance of the Agreement continuing in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstances or of rendering invalid any other provisions contained herein to the extent that such other provisions are not themselves actually in conflict with any applicable law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


RALSTON  PURINA  COMPANY             ENERGIZER  HOLDINGS,  INC.


By:/s/ James Elsesser               By: /s/ Harry Strachan
Name:  James  Elsesser              Name:  Harry  Strachan
Title:  Vice President, Chief        Title: Vice President and General
        Financial Officer                   Counsel
        and Treasurer